UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

April 24, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at The Wet Seal, Inc.’s corporate offices located at 26972 Burbank, Foothill Ranch, California 92610, beginning at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 22, 2007.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition to the formal items of business to be brought before the Annual Meeting, there will be an opportunity to ask questions of general interest to you as a stockholder.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

JOEL N. WALLER President and Chief Executive Officer

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 22, 2007

Notice is hereby given that the Annual Meeting of Stockholders, or the Annual Meeting, of The Wet Seal, Inc., or the Company, will be held at the Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Tuesday, May 22, 2007. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. At the Annual Meeting you will be asked to consider and vote upon:

1.	The election of a Board of Directors consisting of eight directors to serve until the Company’s 2008 Annual Meeting. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by the Board of Directors for election;

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2007; and

3.	Any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned Class A common stock at 5:00 p.m., Eastern Daylight Time on April 16, 2007, you may vote at this meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting at the principal executive offices of the Company. The list of stockholders will be available during normal business hours for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

If you have any questions about the proposals, including the procedures for voting your shares, please contact John J. Luttrell, the Corporate Secretary of the Company, at (949) 699-3918.

BY ORDER OF THE BOARD OF DIRECTORS

JOEL N. WALLER President and Chief Executive Officer

Foothill Ranch, California

Dated: April 24, 2007

i

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., or the Company, we or us, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company, or the Annual Meeting.

The Annual Meeting, and any adjournments or postponements thereof, will be held at the Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Tuesday, May 22, 2007. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. This Proxy Statement and related materials are first being mailed to stockholders on or about April 24, 2007.

ABOUT THE MEETING

What is the purpose of the meeting?

The Annual Meeting has been called to have our stockholders consider and vote upon:

1.	The election of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Joel N. Waller, Henry D. Winterstern and Michael Zimmerman to serve on the Company’s Board of Directors until the Company’s 2008 Annual Meeting of Stockholders (each of the nominated individuals is a current member of the Company’s Board of Directors);

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2007; and

3.	Any other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company’s Class A Common Stock and Class B Common Stock are entitled to receive notice of, and to vote at, the Annual Meeting. The record date for determining such holders is 5:00 p.m., Eastern Daylight Time, on April 16, 2007.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At 5:00 p.m., Eastern Daylight Time, on the record date, there were 96,048,226 shares of the Company’s Class A Common Stock, issued and outstanding. On that date, no shares of the Company’s Class B Common Stock were issued and outstanding. There are currently 1,400,000 shares of Class A Common Stock held as treasury stock.

Holders of Class A Common Stock are entitled to one vote per share. There is no cumulative voting.

Although the Company has 2,167 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

What constitutes a quorum for voting on the stockholder proposals?

The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. As of the record date for this Proxy Statement, 96,048,226 shares of Class A Common Stock, representing the same number of votes, were issued and outstanding. Accordingly, the presence of the holders of Class A Common Stock representing at least 48,024,114 votes will be necessary to establish a quorum.

Under Delaware law, abstentions and broker “non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting, and therefore would have the effect of a vote against a proposal.

What is a broker “non-vote”?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. For purposes of the Annual Meeting, members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting.

Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter.

How do I vote?

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, each proxy will be voted FOR all eight nominees, FOR Proposal 2 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Annual Meeting.

Can I revoke my proxy?

Any proxy received by the Company may be subsequently revoked by the stockholder at any time before it is voted at the Annual Meeting by delivering a subsequent proxy or other written notice of revocation to the Company at its principal executive offices or by attending the Annual Meeting and voting in person.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Only one Proxy Statement, proxy card and the Annual Report on Form 10-K for the fiscal year ended February 3, 2007, or the 2006 Annual Report, are being delivered by the Company to multiple stockholders sharing an address, unless the Company receives contrary instructions. The Company will deliver, promptly upon written or oral request, a separate copy of this Proxy Statement and accompanying materials to stockholders at a shared address to which a single copy was delivered.

A stockholder who wishes to receive a separate copy of this Proxy Statement, proxy card or the 2006 Annual Report now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request via telephone to the Company’s Investor Relations Office at (949) 699-4804, or via mail to the Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610.

INTERNET AVAILABILITY OF THIS PROXY STATEMENT

This Proxy Statement and the 2006 Annual Report are available on the Company’s website at www.wetsealinc.com. Information on the Company’s website, other than this Proxy Statement, form of proxy, the Company’s Business Ethics Policy and Code of Conduct, the Company’s Code of Ethics Policy for its Chief Executive Officer and Chief Financial Officer and the charters of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee are not part of the Company’s proxy soliciting materials.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

In accordance with the Company’s Bylaws, as amended, the number of directors to constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the stockholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Nominees

The terms of the current directors, Messrs. Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Joel N. Waller, Henry D. Winterstern and Michael Zimmerman, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Nominating and Governance Committee has recommended to the Board of Directors each of the current directors for reelection to the Board of Directors at the Annual Meeting, to serve until the 2008 Annual Meeting of Stockholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Duskin, Horn, Kahn, Reiss, Siegel, Waller, Winterstern and Zimmerman to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to the Company by the director nominees, with ages as of April 24, 2007. There are no family relationships among any directors or executive officers of the Company.

Name and Age	Principal Occupation and Background
Jonathan Duskin Age: 39	Mr. Jonathan Duskin has been a director of the Company since March 6, 2006. Since 2005, Mr. Duskin has served as a Managing Director and Partner at Prentice Capital Management, LP, an investment manager. From 2002 to 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC. From 1998 to 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin serves on the board of directors of Whitehall Jewelers, Inc., a retailer of fine jewelry.

Sidney M. Horn Age: 56	Mr. Sidney M. Horn has been a director of the Company since January 27, 2005. Mr. Horn has been a partner at the law firm of Stikeman Elliot LLP since May 2000. From 1984 to May 2000, Mr. Horn was a partner at the law firm of Phillips & Vineberg LLP. Mr. Horn currently serves on the boards of directors of Prime Restaurant Holdings, Inc., a restaurant franchisor, Astral Media Inc., a Canadian specialty television and radio broadcaster, and Genworth Financial Mortgage Insurance Company (Canada), a Canadian mortgage insurance company.

Harold D. Kahn Age: 61	Mr. Harold D. Kahn has been a director of the Company since January 27, 2005. Mr. Kahn is Chairman of the Company’s Compensation Committee. Since February 2004, he has served as President of HDK Associates, a consulting company that advises financial and investment groups. From January 1994 to February 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy’s East, a division of Macy’s. Mr. Kahn serves on the boards of directors of Steve Madden, Ltd., a retailer of footwear, and Ronco Corporation, a retailer of household products.

Kenneth M. Reiss Age: 64	Mr. Kenneth M. Reiss has been a director of the Company since January 27, 2005. Mr. Reiss is Chairman of the Company’s Audit Committee. Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young L.L.P., where he served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc. and Kenneth Cole Productions, Inc. Mr. Reiss serves on the board of directors of Eddie Bauer, Inc., a retailer of outerwear and footwear, and Guitar Center, Inc., a retailer of musical instruments.

Alan Siegel Age: 72	Mr. Alan Siegel has been a director of the Company since 1990. Mr. Siegel is Chairman of the Company’s Nominating and Governance Committee. Prior to his retirement in April 2007, Mr. Siegel was a senior partner at the law firm of Akin Gump Strauss Hauer & Feld LLP, which provides legal services to the Company. Mr. Siegel serves on the board of directors of Thor Industries, Inc., a manufacturer of travel trailers and motor homes.

Joel N. Waller Age: 67	Mr. Joel N. Waller has been a director of the Company since December 30, 2004. Mr. Waller was appointed President and Chief Executive Officer of the Company effective February 1, 2005 and assumed the duties of Chairman of the Company’s Board of Directors on June 6, 2006. From 1983 to January 2005, Mr. Waller served as Chief Executive Officer of Wilsons The Leather Experts Inc., a specialty retailer of leather outerwear, accessories and apparel in the United States.

Henry D. Winterstern Age: 48	Mr. Henry D. Winterstern has been a director of the Company since August 18, 2004. Mr. Winterstern served as Chairman of the Company’s Board of Directors from November 2004 through June 6, 2006. Since March 2007, Mr. Winterstern has served as Co-Chairman of First Look Holdings LLC, the controlling shareholder of First Look Studios, Inc., a film production and distribution company. From July 29, 2005 to March 2007, Mr. Winterstern served as Co-Chairman of the Board of Directors and Chief Executive Officer of First Look Studios, Inc. In 1991, Mr. Winterstern co-founded Capital Entertainment, an investment management and advisory services company for the entertainment industry, and served as Managing Partner of this firm until August 2005.

Michael Zimmerman Age: 36	Mr. Michael Zimmerman has been a director of the Company since March 6, 2006. Since May 2005, Mr. Zimmerman has served as the Chief Executive Officer of Prentice Capital Management, LP, an investment manager. From 2000 to 2005, Mr. Zimmerman managed investments in the retail/consumer sector for S.A.C. Capital Associates LLC. From 1999 to 2000, Mr. Zimmerman provided financial advisory services at Omega Advisors, specializing in retail/consumer companies.

Vote Required to be Elected as a Director

Election of the nominees to the Board of Directors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Company has adopted The Wet Seal, Inc. Business Ethics Policy and Code of Conduct that is applicable to all directors, officers and employees. The purpose of our Business Ethics Policy and Code of Conduct is to foster compliance with applicable laws affecting our Company and to set a standard for our expectations for business conduct. Our Business Ethics Policy and Code of Conduct is available on our website at www.wetsealinc.com. We have also adopted a Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer to promote ethical conduct in the practice of financial management and corporate governance. The Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer is available on our website at www.wetsealinc.com.

Director Independence

All members of our Board of Directors other than Mr. Waller, our President and Chief Executive Officer, have been determined to be “independent” directors. This determination by our Board of Directors is based upon an individual evaluation of each of our directors, his employment or Board of Directors affiliations, and a determination that the “independent” director has no business relationship with our Company other than his service on our Board of Directors or has some involvement with a company or firm with which we do business that our Board of Directors has determined is not material. Our President and Chief Executive Officer, Mr. Waller, is not a member of any committees of our Board of Directors.

Committees of Our Board of Directors

Our Board of Directors has established three committees consisting of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board of Directors has adopted a charter for each of its committees, which are posted on the Company’s website at www.wetsealinc.com. The current members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan Duskin	X
Sidney M. Horn	X	X
Harold D. Kahn		(Chairman)	X
Kenneth M. Reiss	(Chairman)
Alan Siegel			(Chairman)
Henry D. Winterstern	X
Michael Zimmerman		X	X

Meetings and Attendance of Directors

Our Board of Directors and its committees held the following number of meetings during the fiscal year ended February 3, 2007:

Group	Meetings
Board of Directors	10
Audit Committee	9
Compensation Committee	6

The Nominating and Governance Committee did not hold any in person meetings during the year ended February 3, 2007. Rather, the Nominating and Governance Committee took action by written consent one time.

Each of the members of our Board of Directors then in such position attended 100% of the Board of Directors meetings and their respective committee meetings on which they served, with the exception of Michael Zimmerman, who attended 50% of the total number of Board of Directors and committee meetings.

Audit Committee

Our Audit Committee is composed entirely of non-management directors, each of whom the Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. From March 22, 2006 through the date of this Proxy Statement, the members of the Audit Committee have consisted of Messrs. Reiss, Duskin, Horn and Winterstern.

Our Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to our Board of Directors, internal accounting and finance controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company’s financial statements and press releases relating to the Company’s financial statements and results of operations. Our Audit Committee is also responsible for recommending to our Board of Directors independent registered public accountants to audit the annual financial statements of the Company and the scope of the audit to be undertaken by the accountants. The Charter of our Audit Committee is available on the Company’s website at www.wetsealinc.com.

Mr. Reiss, the Chairman of the Audit Committee and a certified public accountant with 38 years of experience in auditing public companies during his tenure at Ernst & Young L.L.P., has been determined by our Nominating and Governance Committee to be our Audit Committee’s “audit committee financial expert” under the regulations of the Securities and Exchange Commission and to be “financially sophisticated” under Nasdaq Global Market listing standards.

Compensation Committee

Each of the directors comprising our Compensation Committee is not a member of management and has been determined by our Board of Directors to be “independent” in accordance with Nasdaq Global Market listing standards. Our Compensation Committee discharges our Board of Directors’ responsibilities relating to the compensation of our chief executive officer, reviews and approves compensation of our other executive officers, administers our equity-based compensation plans and reviews the disclosures in the Compensation Discussion and Analysis and the annual compensation committee report for inclusion in the Company’s annual proxy statement.

Under the Company’s 1996 Long Term Incentive Plan, as amended, our 2000 Stock Incentive Plan and our 2005 Stock Incentive Plan, as amended, or collectively our Incentive Plans, our Compensation Committee has the authority to grant Awards (as defined in our Incentive Plans) including options, restricted shares, performance shares, restricted share units, share purchases, share awards or any other awards based on the value of our common shares to our directors, named executive officers and other company personnel and consultants to our Company. In addition, our Compensation Committee approves bonus guidelines and equity-based awards to be granted to our named executive officers as well as grants our Chief Executive Officer certain levels of authority to grant equity-based awards to other Company employees. Our Compensation Committee also reviews and approves contractual employment and compensation arrangements with our named executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans. The charter of our Compensation Committee, as amended and restated as of March 27, 2007, is attached hereto as Exhibit A and is available on the Company’s website at www.wetsealinc.com.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards. Our Nominating and Governance Committee proposes to our Board of Directors and to stockholders a slate of director nominees in connection with the election of directors. It also advises our Board of Directors with respect to board procedures and committees, evaluates and makes recommendations with respect to the compensation of directors, oversees the evaluation of the Board of Directors and develops, recommends and reviews our corporate governance guidelines. The Charter of our Nominating and Governance Committee is available on the Company’s website at www.wetsealinc.com.

In discharging its responsibilities to nominate candidates for election to our Board of Directors, our Nominating and Governance Committee has not specified any minimum qualifications for serving on our Board of Directors. However, our Nominating and Governance Committee’s criteria for selecting new directors includes possession of such knowledge, experience, skills, expertise and diversity as may enhance our Board of Directors’ ability to manage and direct the affairs and business of the Company. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current directors, professional search firms, stockholders or other persons. Candidates may be considered at any point during the year.

Executive Sessions; Meetings with Management

The non-management members of the Board of Directors, which includes each member of the Board of Directors other than Mr. Waller, meet in executive session on a regular basis. From time to time, PricewaterhouseCoopers, who controls the internal audit function meets with the non-management members of the Board of Directors to review the internal audit function and Section 404 compliance. Our Audit Committee meets in executive session with the independent registered accountants regularly. All other committees are given the opportunity to meet without management present as they deem necessary.

Senior members of the Company’s management are invited to make presentations to our Board of Directors or committees to provide management insight into items being discussed by our Board of Directors or committees and to bring managers with high potential into contact with our Board of Directors. In addition, Board members have free access to all other members of management and employees of the Company.

Director Compensation

The awarding of stock options, restricted stock, and/or performance shares by the Company to directors, in their capacity as such, is at the discretion of our Compensation Committee. The directors do not receive any additional compensation in connection with their attendance at board and committee meetings other than the cash and equity compensation described below in “Cash Compensation” and “Equity Compensation”. All directors are reimbursed for expenses incurred in connection with attendance at the meetings of the Board of Directors.

Cash Compensation

All directors, other than Mr. Waller, are entitled to receive an annual fee of $75,000 that is payable quarterly. Mr. Waller is not entitled to receive any additional compensation in his capacity as a director. Mr. Winterstern, our former Chairman of the Board of Directors, was entitled to receive an annual fee of $250,000 that was payable quarterly. On June 6, 2006, Mr. Winterstern stepped down as the Chairman of the Board of Directors, but remained on our Board of Directors. He is currently entitled to receive the annual fee of $75,000 payable to each of the directors, other than Mr. Waller.

Equity Compensation

During the initial stages of the Company’s implementation of its turnaround strategy, Messrs. Horn, Kahn, Reiss and Siegel received 300,000 shares of restricted Class A Common Stock. These restricted shares vest in three equal tranches of 100,000 shares on each anniversary of the grant date, which was January 27, 2005. In connection with their appointment to our Board of Directors, Messrs. Duskin and Zimmerman each received 66,000 shares of restricted Class A Common Stock. The restricted shares vest in three equal tranches of 22,000 shares on each anniversary of the grant date, which was June 29, 2006. Mr. Waller is not entitled to any additional equity compensation in his capacity as a director. Mr. Winterstern received 750,000 shares of restricted Class A Common Stock, which vest in three equal tranches of 250,000 shares, on each anniversary of the grant date, which was January 27, 2005. Mr. Winterstern was granted this amount of restricted Class A Common Stock in connection with his significant involvement in the initial stages in the Company’s restructuring and turnaround efforts in the fourth quarter of fiscal 2004.

Director Compensation Table

The following Director Compensation Table summarizes the compensation paid to our directors in fiscal year 2006.

Name(1)	Fees Earned or Paid in Cash ($) (2)		Share Awards ($) (5)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	$56,250	(3)	$63,596	—	—	—	—	$119,846
Sidney M. Horn	$75,000		$203,660	—	—	—	—	$278,660
Harold D. Kahn	$75,000		$203,660	—	—	—	—	$278,660
Kenneth M. Reiss	$75,000		$203,660	—	—	—	—	$278,660
Alan Siegel	$75,000		$203,660	$26,913	—	—	—	$305,573
Henry D. Winterstern	$162,500	(4)	$509,151	$6,050	—	—	—	$677,701
Michael Zimmerman	$56,250	(3)	$63,596	—	—	—	—	$119,846

(1)	Joel N. Waller, our President, Chief Executive Officer, and Chairman of the Board of Directors, is not included on this table since he receives no compensation for his services as a director. The compensation received by Mr. Waller as an employee of the Company is shown in the “Summary Compensation Table”.
(2)	Members of our Board of Directors, other than Mr. Waller, receive director’s fees at the rate of $75,000 per year, payable at $18,750 per quarter. The Chairman of the Board of Directors, if a non-executive, receives Chairman’s fees of $250,000 per year, payable at $62,500 per quarter. All members of our Board of Directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors and of committees of the Board of Directors.
(3)	Messrs. Duskin and Zimmerman were appointed as members of the Board of Directors on March 6, 2006 and were paid director’s fees for three quarters of fiscal 2006.
(4)	Henry D. Winterstern resigned as Chairman of the Board of Directors on June 6, 2006 and continued to serve as a director and was paid Chairman fees for the first and second quarters of fiscal 2006 and member fees for the third and fourth quarters of fiscal 2006.
(5)	Effective January 29, 2006, the Company adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. These amounts reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2006 in accordance with SFAS 123(R) and thus may include amounts from awards granted in and prior to fiscal 2006. As of February 3, 2007, each director, other than Mr. Waller, had the following number of shares of unvested restricted Class A Common Stock: Mr. Duskin 66,000 shares; Mr. Horn 100,000 shares; Mr. Kahn 100,000 shares; Mr. Reiss 100,000 shares; Mr. Siegel 100,000 shares; Mr. Winterstern 250,000 shares and Mr. Zimmerman 66,000 shares.
(6)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2006 in accordance with SFAS 123(R), and thus includes amounts from awards granted in and prior to fiscal 2006. As of February 3, 2007, Mr. Siegel and Mr. Winterstern had the right to convert stock options into 80,750 and 15,000 shares of Class A Common Stock, respectively.

Indemnification Agreements with our Directors

The Company has entered into indemnification agreements with each of our current directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they can be indemnified. We expect to enter into indemnification agreements with our future directors and certain of our officers.

Related Party Transactions

Described below are transactions we have entered into with parties that are related to us. The Company believes that each of the transactions described below was on terms no less favorable to us than the Company could have obtained from unrelated parties.

On March 1, 2006, the Company entered into a supplemental indenture governing our convertible notes with The Bank of New York in order to permit the Company to withhold from Mr. Waller up to 540,000 vested performance shares of the Company’s Class A Common Stock in order to satisfy his tax withholding obligations. The value of 500,000 shares of the Company’s Class A Common Stock withheld by the Company was $2,675,000. Prior to the execution and delivery of the supplemental indenture, the Company was prohibited from repurchasing its own securities under the term of the indenture governing our convertible notes.

On December 21, 2006, the Company entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and certain affiliates of Prentice Capital Management, LP, S.A.C. Capital Associates, LLC and GMM Capital LLC, or the Selling Stockholders. Pursuant to this transaction, the Selling Stockholders agreed to sell 16,000,000 shares of the Company’s Class A Common Stock at a per share price to the public of $6.00. The Company did not receive any proceeds from this sale by the Selling Stockholders, other than proceeds received as a result of the exercise by the Selling Stockholders of previously issued warrants. Prentice Capital Management LP agreed to reimburse the Company for 75% of the expenses incurred by the Company, or $350,000, in connection with this offering. Messrs. Duskin and Zimmerman, who are members of our Board of Directors, are principals of Prentice Capital Management LP.

Prior to his retirement in April 2007, one of our directors, Alan Siegel, was a senior partner with the law firm of Akin Gump Strauss Hauer and Feld LLP. In fiscal year 2006, the Company paid $878,000 for legal services provided by Akin Gump, of which $170,000 was reimbursed to the Company by Prentice Capital Management LP in connection with the December 2006 offering described in the preceding paragraph.

STOCKHOLDER NOMINEES

Our Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on our Board of Directors. Any stockholder who desires to recommend a nominee for the Board of Directors must submit a letter addressed to our Corporate Secretary of the Company at the Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, and which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Nominating and Governance Committee. Any stockholder recommendations for the 2008 Annual Meeting must be submitted by December 14, 2007 to assure time for meaningful consideration and evaluation of the nominees by our Nominating and Governance Committee.

STOCKHOLDER COMMUNICATIONS

The Company has adopted a formal process by which stockholders may communicate directly to directors, in which any communication sent to a director or directors in care of our Corporate Secretary of the Company at the Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610 is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications that are received by our Corporate Secretary of the Company for the attention of a director or directors are forwarded to the director or directors, with a copy to the Chairman of the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our Compensation Committee has developed a compensation policy for our named executive officers that has the following guidelines:

•	Provide base salaries that are competitive in the retail apparel industry that will attract and retain our named executive officers;

•

Provide annual cash bonuses that are tied to our overall financial performance or divisional financial performance, as the case may be, in order to align the interests of our named executive officers with those of our stockholders; and

•

Provide long-term incentive benefits that will reward our named executive officers’ long-term commitment and motivate the named executive officers to achieve our strategic objective of increased stockholder value.

Our named executive officers as of the end of fiscal 2006 consisted of the following individuals:

•	Joel N. Waller, our President and Chief Executive Officer;

•	John J. Luttrell, our Executive Vice President and Chief Financial Officer; and

•

Gregory S. Gemette, Dyan Jozwick and Gary White, our three most highly compensated executive officers, other than Messrs. Waller and Luttrell. Mr. Gemette, Ms. Jozwick and Mr. White served as our President of Arden B Merchandise, Chief Merchandise Officer of The Wet Seal division and Chief Operating Officer, respectively.

We compensate Messrs. Waller, Luttrell, Gemette, and White and Ms. Jozwick according to the terms of their respective employment agreements.

Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers. Members of senior management (including certain of our named executive officers) provide information to our Compensation Committee with respect to individual and divisional performance to assist our Compensation Committee in its analysis and evaluation of our named executive officers.

Our Turnaround Strategy

Since December 2004, we have been actively engaged in a turnaround strategy to improve our financial performance and results of operations. A fundamental component of our operational and financial strategies focused upon identifying and retaining talented merchants, operators and finance personnel. Other than Mr. White, we hired each of our named executive officers during this period. Accordingly compensation decisions made and the mix of compensation allocated to these individuals reflect how difficult it was to attract and retain talent during such a challenging period for our Company.

Determination of Base Salary and Future Salary Increases

When establishing the base salaries of our named executive officers, our Compensation Committee considers a number of factors, including:

•	individual responsibilities and performance expectations;

•	leadership abilities;

•	specialty retail and related trade salary rates;

•	cost of living factors in the Southern California real estate market where our principal executive offices are located;

•	the named executive officers’ applicable experience; and

•	our financial position.

Base salaries of our named executive officers are reviewed annually by our Compensation Committee, which assesses individual performance, contribution to the Company and level of responsibility.

At its March 2007 meeting, our Compensation Committee approved an increase in the base salaries for each of Messrs. Luttrell, White and Gemette and Ms. Jozwick. The 2007 base salaries for Messrs. Luttrell, White and Gemette and Ms. Jozwick will be $390,000, $465,000, $415,000 and $415,000, respectively. Our Compensation Committee agreed to the increases in the respective base salaries in part following review of reports comparing the salaries of our named executive officers with the salaries of similarly situated executives at peer companies. The range of the respective increases in base salary was approximately three to four percent over prior year base salary. The report was prepared by Ernst & Young L.L.P. In addition to the base salary increases our Compensation Committee also reviewed the long term incentive compensation allocated to the named executive officers, as described below under “Incentive Plan Awards”.

Ernst & Young L.L.P. identified the following companies as our peer group in preparing its analysis of the compensation of our named executive officers:

Aeropostale	Charlotte Russe	Gymboree	Stage Stores
bebe Stores	Christopher & Banks	Hot Topic	The Buckle, Inc.
Cache Inc.	Deb Shops, Inc.	Jos A. Banks Clothiers	United Retail Group, Inc.
Casual Male Retail Group, Inc.	Guess?	Pacific Sunwear of California

Annual Cash Bonuses

We use annual cash bonuses to reward the short-term performance of our named executive officers. Messrs. Waller, Luttrell and White receive cash bonuses based upon the Company’s overall financial performance. Ms. Jozwick and Mr. Gemette receive cash bonuses based upon a combination of the Company’s overall financial performance and the operating income generated by The Wet Seal and Arden B divisions respectively. At the beginning of each fiscal year, our Compensation Committee and the Chief Executive Officer establish financial performance goals and specific performance metrics against which our named executive officers will be evaluated.

Our Compensation Committee believes that tying annual cash bonuses to both Company and division profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability throughout the Company. Set forth in the following chart is a description of the bonus guidelines for each of our named executive officers.

Name	Fiscal Year 2006 Bonus Calculation (1)	Target Percentage of Base Salary	Maximum Percentage of Base Salary
Joel N. Waller	Based upon the Company’s overall operating income results, before stock-based compensation expense	100%	200%

John J. Luttrell	Based upon the Company’s overall operating income results, before stock-based compensation expense	50%	100%

Gary White	Based upon the Company’s overall operating income results, before stock-based compensation expense	50%	100%

Name	Fiscal Year 2006 Bonus Calculation (1)	Target Percentage of Base Salary	Maximum Percentage of Base Salary

Gregory Gemette	70% is based upon the operating income results of the Arden B division; the remaining 30% is based upon the Company’s overall operating income results, before stock-based compensation expense	50%	100%

Dyan Jozwick	80% is based upon the operating income results of the Wet Seal division; the remaining 20% is based upon the Company’s overall operating income results, before stock-based compensation expense	50%	100%

(1)	For each fiscal year after fiscal 2006, it is anticipated that bonus calculations will not exclude stock based compensation expense. The Company previously excluded such expense figures due to the impact that vesting of certain performance shares for a former consultant had on the Company’s results of operations.

For each of the named executive officers, 40% of each annual cash bonus is based upon the achievement of spring financial targets and the remaining 60% is based upon the achievement of fall financial targets. Our Compensation Committee has elected to establish the difference in the weighting between fall and spring target achievement due to the substantial amount of our revenue that is generated from our fall and winter sales. The Company pays spring bonuses to our named executive officers in August and fall bonuses in March.

Our Compensation Committee, with the assistance of management, reviews the Company’s overall and divisional financial performance and calculates bonuses based upon the attainment of performance objectives that are set during the first quarter of each fiscal year. In fiscal 2006, our Compensation Committee awarded bonuses to our named executive officers in the amounts set forth in the “Summary Compensation Table” below under the heading “Non-Equity Incentive Plan Compensation” based on their respective achievement of spring financial targets. However, our Compensation Committee did not award fall bonuses to our named executive officers since the Company and the respective divisions failed to meet the established performance expectations.

Incentive Plan Awards

Typically, upon commencement of employment, we have granted our named executive officers equity awards under our Incentive Plans in the form of stock options, restricted stock and/or performance stock. These equity awards vest ratably over specified periods and/or vest upon the attainment of certain market conditions, as the case may be. Recently we have chosen to increase the granting of restricted stock and performance awards to our named executive officers principally because of recent changes in the accounting treatment for stock options as a result of SFAS No. 123(R) that have made granting stock options less attractive. Furthermore, our Compensation Committee believes that restricted stock and performance shares provide an equally motivating form of incentive compensation while serving to better align the interests of our stockholders and management.

In granting restricted stock, performance shares and stock options, our Compensation Committee takes into consideration the anticipated long-term contributions of an individual to our potential growth and success, as well as the number of options, restricted stock and/or performance shares granted to similarly situated executives at peer companies.

In fiscal 2006, we retained Ernst & Young L.L.P. to review our long-term incentive allocations. Since each of our named executive officers had recently been hired, no further grants of equity, except in the case of Gary White, had been made following commencement of employment. However, following a review of the analysis prepared by Ernst & Young L.L.P. with respect to competitive compensation packages among our peer group, our Compensation Committee authorized the granting of additional long-term incentive compensation in order to enhance the competitiveness of the compensation packages of our named executive officers. Following a review of our strategic and operating goals, on March 27 and 28, 2007, our Compensation Committee authorized grants of the following performance shares and stock options to our named executive officers, other than Joel Waller.

Name	Performance Shares (1)	Stock Options (2)
John J. Luttrell	37,500	37,500
Gary White	37,500	37,500
Gregory Gemette	30,000	30,000
Dyan Jozwick	90,000	30,000

(1)	The Performance Shares vest annually in three equal tranches, provided that the 20-Day Average Price (as defined in the Award Agreement) for the Company’s Class A Common Stock during the respective measurement periods that commence with each anniversary equals or exceeds $7.50, $8.25 and $9.00.
(2)	The Stock Options vest annually in three equal tranches and have an exercise price of $6.50 per share, which was the price of the Company’s Class A Common Stock on the date the Stock Options were granted.

Upon review of Ms. Jozwick’s contribution to the success of the Wet Seal division since she joined the Company, her potential for future contribution to the Company’s growth and the amount of equity awards previously granted to her relative to the Company’s other named executive officers, our Compensation Committee authorized a relatively larger grant of performance shares to Ms. Jozwick.

Compensation Mix and Other Compensation

We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for our company and our stockholders. We provide cash compensation in the form of base salary to meet competitive salary requirements and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term financial goals. We provide non-cash compensation in the form of equity grants to provide a long-term incentive opportunity for our named executive officers, reward superior performance against specific objectives and long-term strategic goals and to align the long-term interests of our named executive officers with those of our stockholders.

As discussed previously, each of our named executive officers, other than Mr. White, was retained during the early stages of our financial turnaround efforts. As a result, our compensation allocation between cash and equity incentive arrangements is weighted significantly toward base salary and annual cash bonuses. In fiscal year 2006, we engaged Ernst & Young L.L.P. to provide an analysis of our incentive compensation arrangements in light of current financial conditions and the incentive compensation paid by our competitors. Based upon the analysis provided by Ernst & Young L.L.P., the Compensation Committee concluded that our compensation mix needed to be adjusted to create more balance between cash compensation and long-term incentive compensation. We implemented this change at our March 27 and 28, 2007 Board of Director meetings as described above in “Incentive Plan Awards”.

Perquisites and Personal Benefits

Our named executive officers also participate in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. While we currently intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Limitations on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of our named executive officers that we employ at fiscal year- end. Our Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, our Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, our Compensation Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Employment Agreements; Severance and Change of Control

We have entered into written agreements with certain of our named executive officers that provide for the payment of additional and future compensation to such executive officers in the event of certain types of terminations and, in some cases, in the event of a change of control of the Company. For a detailed description of these agreements and the potential amounts that we may be obligated to pay in the event these agreements are triggered, see “Summary of Employment Agreements and Potential Payouts Upon Change of Control” below.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation during the fiscal year ended February 3, 2007.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 3, 2007.

The Compensation Committee

    For Fiscal Year 2006

    Harold D. Kahn

    Sidney M. Horn

    Michael Zimmerman

The foregoing Report of our Compensation Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by the Company with the Securities and Exchange Commission, except to the extent specifically incorporated by reference.

COMPENSATION AND AWARD TABLES

The information contained in the following tables describe compensation provided to our named executive officers as well as Jennifer Pritchard, the former President of our Arden B Division, during fiscal year 2006. Ms. Pritchard resigned from the Company on March 1, 2006.

Summary Compensation Table

Name and Principal Position	Salary ($)		Bonus ($)		Share Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Joel N. Waller, President and Chief Executive Officer	$662,500		—		$540,136	$345,078	$520,000	—	$15,444		$2,083,158

John J. Luttrell, Executive Vice President and Chief Financial Officer	$382,212		$25,000	(5)	$321,800	$99,040	$150,000	—	$18,112		$996,164

Gary White, Executive Vice President and Chief Operating Officer	$445,481	(6)	—		$111,543	$187,917	$180,000	—	$8,766		$933,707

Gregory Gemette, President of Merchandise, Arden B	$353,846	(7)	$80,000	(8)	$172,053	$35,101	—	—	$74,868		$715,868

Dyan Jozwick, Chief Merchandise Officer, Wet Seal Division	$298,462	(9)	$50,000	(5)	$39,039	$57,617	$70,000	—	$64,737		$579,855

Jennifer Pritchard, former President, Arden B Division	$70,064	(10)	—		—	—	—	—	$675,180	(11)	$745,244

(1)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal year 2006, in accordance with SFAS No. 123(R), “Share-Based Payment,” for restricted stock and performance share awards, and thus include amounts from awards granted in and prior to fiscal year 2006. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.
(2)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes for fiscal year 2006, in accordance with SFAS No. 123(R), for stock option awards, and thus include amounts from awards granted in and prior to fiscal year 2006. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.
(3)	Represents bonus amounts earned through achievement of pre-determined financial performance objectives for the spring performance period under the Company’s fiscal year 2006 corporate incentive plan approved by our Compensation Committee. No bonuses were paid for the fall performance period.
(4)	Amounts reflect for each named executive officer:
•	Housing allowances and moving expenses for relocation.
•	Matching contributions by the Company pursuant to the Wet Seal Retirement Plan.
•	The value of supplemental health, medical and dental insurance coverage provided by the Company.
•	The value of group term insurance benefits provided by the Company.
(5)	Represents sign-on bonuses paid during fiscal year 2006 pursuant to the terms of Mr. Luttrell’s and Ms. Jozwick’s employment agreements.
(6)	Mr. White assumed his position as Chief Operating Officer effective April 2, 2006; this amount represents the aggregate amount paid to Mr. White in fiscal year 2006, including the period for which he was employed by the Company as Chief Operating Officer and Executive Vice President, Store Operations, Wet Seal division.
(7)	Mr. Gemette was hired on March 4, 2006; this amount represents Mr. Gemette’s pro rata base salary for the portion of fiscal year 2006 that he was employed by the Company.
(8)	Represents guaranteed bonus paid during fiscal year 2006 per the terms of Mr. Gemette’s employment agreement.
(9)	Ms. Jozwick was hired on May 2, 2006; this amount represents Ms. Jozwick’s pro rata base salary for the portion of fiscal year 2006 that she was employed by the Company.
(10)	Ms. Pritchard resigned on March 1, 2006; this amount represents Ms. Pritchard’s pro rata base salary for the portion of fiscal year 2006 that she was employed by the Company.
(11)	Represents a payment to Ms. Pritchard pursuant to the terms of a severance arrangement between the Company and Ms. Pritchard.

Grants Of Plan Based Awards

The following table summarizes the grants made to each of our named executive officers during fiscal year 2006 under our Incentive Plans.

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Share Awards: Number of Shares or Units (#) (2)	All other Option Awards: Number of Shares Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Share and Option Awards (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel N. Waller	—	$325,000	$650,000	$1,300,000	—	—	—	—	—		—		—
John J. Luttrell	—	$93,750	$187,500	$375,000	—	—	—	—	—		—		—
Gary White	4/10/06	$112,500	$225,000	$450,000	—	—	—	—	150,000		$6.30		$6.30
Gregory Gemette	3/13/06 3/13/06	$100,000	$200,000	$400,000	—	—	—	120,000 —	— 50,000	$	— 5.34	$ $	5.32 5.32
Dyan Jozwick	5/02/06 5/02/06	$100,000	$200,000	$400,000	—	—	—	30,000 —	— 90,000	$	— 5.70	$ $	5.70 5.70
Jennifer Pritchard	—	—	—	—	—	—	—	—	—		—		—

(1)	Threshold represents 50% of estimated non-equity incentive plan compensation; Target represents 100% of estimated non-equity incentive plan compensation; and Maximum represents 200% of estimated non-equity incentive plan compensation.
(2)	Reflects the number of shares of restricted stock granted in fiscal year 2006 under our 2005 Stock Incentive Plan.
(3)	Reflects the number of stock options granted in fiscal year 2006. These options vest and become exercisable ratably in three equal annual installments, commencing one year after the date of grant.
(4)	Represents the fair value per share as of the grant date of share awards and the fair value of the Company’s Class A Common Stock on the date of grant of option awards pursuant to SFAS No. 123(R).

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the number of securities underlying awards for each named executive officer as of the end of fiscal year 2006 under our Incentive Plans.

Name	Option Awards								Share Awards
	Number of Shares Underlying Unexercised Options Exercisable (#) (1)		Number of Shares Underlying Unexercised Options Unexercisable (#) (1)		Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units That Have not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Joel N. Waller	166,667	(2)	333,333	(2)	—		$3.12	3/10/2015	—	—	1,200,000	$7,776,000
John J. Luttrell	33,334		66,666		—		$5.02	12/12/2010	140,000	$907,200	—	—
Gary White	20,000 20,000 —		10,000 40,000 150,000		— — —	$ $ $	5.67 3.39 6.30	7/16/2014 3/28/2015 4/10/2011	—	—	100,000	$648,000
Gregory Gemette	—		50,000		—		$5.34	3/13/2011	120,000	$777,600	—	—
Dyan Jozwick	—		90,000		—		$5.70	5/2/2011	30,000	$194,400	—	—
Jennifer Pritchard	—		—		—		—	—	—	—	—	—

(1)	Options vest and become exercisable ratably in three equal annual installments, commencing one year after the date of grant.
(2)	Comprised of 96,153 incentive stock options and 403,847 non-qualified stock options granted under our 1996 Long Term Incentive Plan.
(3)	Comprised of restricted stock that vests in three equal annual installments, commencing one year after the date of grant.

(4)	Comprised of performance shares that vest upon the achievement of certain 20-day Average Trading Price thresholds for the Company’s Class A Common Stock, as such term is defined in Mr. Waller’s and Mr. White’s performance share award agreements.
(5)	Calculated as the number of shares of unvested restricted stock or equity incentive plan awards multiplied by the closing price of the Company’s Class A Common Stock as of February 2, 2007, the last trading day of fiscal year 2006.

Option Exercises and Shares Vested in Fiscal Year 2006

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joel N. Waller	—	—	1,200,000	$6,420,000
John J. Luttrell	—	—	70,000	$523,600
Gary White	—	—	100,000	$622,000
Gregory Gemette	—	—	—	—
Dyan Jozwick	—	—	—	—
Jennifer Pritchard	—	—	50,000	$267,500

Non-Qualified Deferred Compensation

We do not maintain non-qualified deferred compensation arrangements for our named executive officers.

SUMMARY OF EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON A

CHANGE OF CONTROL

Joel N. Waller, our President and Chief Executive Officer

On December 16, 2004, we entered into an Employment Agreement with Joel N. Waller setting forth the terms of Mr. Waller’s employment with us as our President and Chief Executive Officer, or the Waller Agreement. The Waller Agreement became effective on February 1, 2005. Mr. Waller is in the final year of the initial term of his employment agreement with the Company. Mr. Waller has the right to indicate his intention to continue his employment agreement with the Company for a subsequent two year term by delivering written notice 90 days prior to the termination of the initial term of his employment on February 1, 2008.

Cash Compensation/Benefits

Under the Waller Agreement, Mr. Waller is entitled to:

•	a base salary of $650,000 (which is subject to annual review by our Compensation Committee);

•

an annual cash and equity performance bonus (paid in accordance with the Company’s bonus plan which is administered under our 2005 Stock Incentive Plan), with a target cash award of up to 100% of Mr. Waller’s base salary and a maximum cash award of up to 200% of his base salary; and

•	participate in such employee benefit plans and insurance programs offered to the Company’s employees.

Equity Incentive Arrangement

At the time of Mr. Waller’s retention as our President and Chief Executive Officer, he received 2,400,000 performance shares of the Company’s Class A Common Stock under the terms of our 2005 Stock Incentive Plan. The award agreement governing Mr. Waller’s performance shares provides that the performance shares will be granted in two tranches of 1,200,000 shares each, Tranche 1 and Tranche 2, respectively, subject to certain transfer restrictions. Tranche 1 of Mr. Waller’s shares vested on March 1, 2006 and 400,000 of the Tranche 2 shares vested on March 1, 2007.

Two hundred thousand of the Tranche 2 shares will vest each time the 20-day trading average of the Company’s Class A Common Stock reaches certain performance trading thresholds. If any of the shares are still outstanding as of February 1, 2008 and have not otherwise vested after giving effect to the vesting provisions described above, the unvested shares shall automatically be forfeited without the payment of any consideration to Mr. Waller.

Termination Payments/Rights

Mr. Waller’s employment may be terminated by us or by Mr. Waller at any time, subject to the terms and conditions of the Waller Agreement. The respective rights and obligations of Mr. Waller and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of Mr. Waller’s employment without “cause” or his resignation for “good reason” (as such terms are defined in the Waller Agreement), within ten days of termination, Mr. Waller will be paid severance in a lump sum. The amount of the severance payment will be equal to his base salary payable for the remainder of the initial term of his employment or for the extension period, if applicable. If Mr. Waller elects to continue healthcare coverage through COBRA, he will also receive a lump sum payment equal to the product of (i) the difference between the monthly COBRA premium and his monthly contribution to healthcare benefits and (ii) 18. Mr. Waller will also be entitled to receive indemnification in connection with his former employment with the Company.

In the event of a termination of Mr. Waller’s employment for “cause” or his resignation without “good reason” or his employment terminates as a result of his disability or his death, Mr. Waller will receive (i) accrued but unpaid base salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date. Nevertheless, if the Board of Directors has reasonable belief that Mr. Waller has committed any of the acts that constitute the basis for a cause termination, Mr. Waller may be suspended without pay until an investigation is concluded.

Pursuant to the terms of Mr. Waller’s performance shares award agreement, upon his termination without “cause,” or with “good reason” or due to death or disability, Mr. Waller would be entitled to continue to vest into the performance shares that he would have vested into as though he were still employed with the Company through the expiration date of the initial term of the Waller Agreement.

Change of Control Payments

In the event of a “change of control” (as such term is defined in the Waller Agreement), within ten days of the change of control, Mr. Waller will be paid a lump sum equal to his base salary payable for the remainder of the initial term of his employment or for the extension period if applicable. If Mr. Waller elects to continue healthcare coverage through COBRA, he will also receive a lump sum payment equal to the product of (i) the difference between the monthly COBRA premium and his monthly contribution to healthcare benefits and (ii) 18. Mr. Waller will also be entitled to receive indemnification in connection with his former employment with the Company.

Pursuant to the terms of our 2005 Stock Incentive Plan, upon a “change of control” (as such term is defined therein), all vesting restrictions regarding Mr. Waller’s 1,200,000 unvested performance shares would lapse. In addition, pursuant to the terms of Mr. Waller’s stock option agreement, upon a “change of control,” as defined therein, all 333,333 of Mr. Waller’s unvested stock options would immediately vest.

John J. Luttrell, our Executive Vice President and Chief Financial Officer

On December 5, 2005, we entered into an Employment Agreement with John J. Luttrell, or the Luttrell Agreement, setting forth the terms of Mr. Luttrell’s employment with the Company as its Executive Vice President and Chief Financial Officer. The Luttrell Agreement became effective as of December 12, 2005.

Cash Compensation/Benefits

Under the Luttrell Agreement, Mr. Luttrell is entitled to:

•	a base salary of $375,000 (which is subject to annual review by our Compensation Committee), which was increased to $390,000 effective April 1, 2007;

•	an annual performance bonus to be paid in accordance with the Company’s bonus plan, with a maximum award of up to 100% of Mr. Luttrell’s base salary;

•

a signing bonus in the amount $50,000, payable in two installments; provided that in the event Mr. Luttrell leaves the Company prior to June 12, 2007, he will be required to repay a portion of his signing bonus;

•	participation in such employee benefit plans and insurance programs offered to the Company’s employees; and

•	up to six months of temporary housing.

Equity Incentive Arrangement

At the time of Mr. Luttell’s retention as Executive Vice President and Chief Financial Officer, he was granted options to acquire 100,000 shares of Class A Common Stock. The options vest in three equal tranches over a three year period beginning on December 12, 2006. In addition, Mr. Luttrell is entitled to receive 210,000 restricted shares of Class A Common Stock. The restricted shares will vest in three equal annual installments of 70,000. The initial installment vested on December 12, 2006.

Termination Payment/Rights

Under the terms of the Luttrell Agreement, if Mr. Luttrell is terminated by us without “cause” (as such term is defined in the Luttrell Agreement) prior to December 12, 2008, he is eligible to receive severance in the amount of one year’s then current base salary. In the event Mr. Luttrell’s employment is terminated with “cause” prior to December 12, 2008, or with or without “cause” thereafter, he will not be entitled to any severance payment. Mr. Luttrell is not entitled to receive severance payments or other compensation in the event he terminates his employment for good reason.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to the Company.

Change of Control Payments

Under the terms of the Luttrell Agreement, Mr. Luttrell is not entitled to receive any payments in connection with a change of control of the Company. However, pursuant to the terms of our 2005 Stock Incentive Plan, upon a “change of control,” as such term is defined therein, all vesting restrictions regarding Mr. Luttrell’s 140,000 shares of unvested restricted stock would lapse.

Gary White, our Executive Vice President and Chief Operating Officer

On April 2, 2006, Mr. Gary White was appointed as the Company’s Executive Vice President and Chief Operating Officer. Mr. White had previously served as Executive Vice President, Store Operations, Wet Seal

division. On April 10, 2006, we entered into a new Employment Agreement with Mr. White, or the White Agreement, setting forth the terms of Mr. White’s employment with us as our Executive Vice President and Chief Operating Officer. The White Agreement became effective as of April 2, 2006. The term of the White Agreement concludes on April 2, 2009.

Cash Compensation/Benefits

Under the White Agreement, Mr. White is entitled to:

•	a base salary of $450,000 (which is subject to annual review by our Compensation Committee), which was increased to $465,000 effective April 1, 2007;

•	an annual performance bonus to be paid in accordance with the Company’s bonus plan, with a maximum award of up to 100% of Mr. White’s base salary; and

•	participation in such employee benefit plans and insurance programs offered to the Company’s employees.

Equity Incentive Arrangement

At the time of Mr. White’s promotion to Executive Vice President and Chief Operating Officer, he was granted options to acquire 150,000 shares of Class A Common Stock. The stock options vest in three equal installments on the first, second and third anniversaries of the grant date, which was April 10, 2006. In addition, Mr. White was also granted equity compensation under the terms of his March 28, 2005 employment agreement with the Company, which included: (i) 60,000 Company stock options which vest in three equal annual installments beginning on March 28, 2006 and (ii) 200,000 performance shares of the Company’s Class A Common Stock. The performance shares were granted in two tranches of 100,000 shares each, pursuant to our 2005 Stock Incentive Plan. The performance shares vested upon the achievement of certain trading prices of the Company’s Class A Common Stock. Tranche 1 of Mr. White’s shares vested on March 28, 2006 and Tranche 2 vested on March 28, 2007.

Termination Payment/Rights

Mr. White’s employment may be terminated by us or by Mr. White at any time, subject to the terms and conditions of the White Agreement. The respective rights and obligations of Mr. White and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of Mr. White’s employment without “cause”, Mr. White shall be entitled to receive severance pay in an amount equal to one year base salary, payable in equal bi-monthly installments over a period of one year. Mr. White shall not be entitled to any additional payments in connection with termination.

In the event of a termination of Mr. White’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the White Agreement) or his employment is terminated as a result of his disability (as such term is defined in the White Employment Agreement) or his death, Mr. White will receive (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to the Company.

Change of Control Payment

The White Agreement provides that in the event of a “change of control” (as such term is defined in the White Agreement) of the Company and Mr. White is terminated, Mr. White shall be entitled to receive severance pay in an amount equal to one year of base compensation, payable in equal bi-monthly installments over a one year period.

Pursuant to the terms of our 2005 Stock Incentive Plan under which all of Mr. White’s performance shares and a portion Mr. White’s stock options were issued, upon the occurrence of a “change of control” or as such term is defined therein, all vesting restrictions would lapse.

Gregory S. Gemette, our President of Merchandise, Arden B division

On March 4, 2006, we entered into an Employment Agreement with Gregory S. Gemette, or the Gemette Agreement, setting forth the terms of Mr. Gemette’s employment with us as President of Merchandise for the Arden B division. The Gemette Agreement became effective as of March 13, 2006. The term of the Gemette Agreement concludes on March 13, 2009.

Cash Compensation/Benefits

Under the Gemette Agreement, Mr. Gemette is entitled to:

•	a base salary of $400,000 (which is subject to annual review by our Compensation Committee), which was increased to $415,000 effective April 1, 2007;

•

an annual performance bonus to be paid in accordance with our bonus plan, with a maximum award of up to 100% of Mr. Gemette’s base salary; however during the first year of Mr. Gemette’s employment he was entitled to a guaranteed bonus award of 100% of his spring 2006 target bonus;

•	participation in such employee benefit plans and insurance programs offered to the Company’s employees; and

•

up to 90 days of temporary housing, a lump sum relocation allowance of $30,000 and certain additional housing related expenses in connection with his move to a residential area within the vicinity of our principal executive offices.

Equity Incentive Arrangement

At the time of Mr. Gemette’s retention as President of Merchandise for the Arden B division, he received stock options to acquire 50,000 shares of the Company’s Class A Common Stock. The options vest in equal installments over a three year period beginning on March 13, 2007. In addition, Mr. Gemette received 120,000 restricted shares of the Company’s Class A Common Stock. The restricted shares vest in three equal annual installments of 40,000 shares. The initial installment vested on March 13, 2007.

Termination Payment/Rights

Mr. Gemette’s employment may be terminated by us or by Mr. Gemette at any time, subject to the terms and conditions of the Gemette Agreement. The respective rights and obligations of Mr. Gemette and the Company depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of Mr. Gemette’s employment without “cause” or his resignation for “good reason”, Mr. Gemette shall be entitled to receive severance pay in an amount equal to six (6) months compensation, in equal bi-monthly installments paid over a period of six (6) months.

In the event of a termination of Mr. Gemette’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the Gemette Agreement) or his employment is terminated as a result of his “disability” (as such term is defined in the Gemette Employment Agreement) or his death, Mr. Gemette will receive (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to the Company.

Change of Control Payments

The Gemette Agreement provides that in the event of a “change of control” (as such term is defined in the Gemette Agreement) of the Company or with respect to the Arden B division, all of his unvested stock options and restricted shares that were issued under our 2005 Stock Incentive Plan will immediately vest. Mr. Gemette will not receive any cash severance in connection with a change of control.

Dyan M. Jozwick, our Chief Merchandise Officer, Wet Seal

On May 2, 2006, we entered into an Employment Agreement with Dyan M. Jozwick, which we refer to as the Jozwick Agreement, setting forth the terms of Ms. Jozwick’s employment with us as Chief Merchandise Officer of the Wet Seal division. The Jozwick Agreement became effective as of May 2, 2006. The term of the Jozwick Agreement concludes on May 2, 2009.

Cash Compensation/Benefits

Under the Jozwick Agreement, Ms. Jozwick is entitled to:

•	a base salary of $400,000 (which is subject to annual review by our Compensation Committee), which was increased to $415,000 effective April 1, 2007;

•	an annual performance bonus to be paid in accordance with the Company’s bonus plan, with a target award of 50% of base salary and a maximum award of up to 100% of Ms. Jozwick’s base salary;

•	a signing bonus in the amount $50,000, payable in installments and subject to limited forfeiture restrictions;

•	participation in such employee benefit plans and insurance programs offered to the Company’s employees; and

•	up to 90 days of temporary housing and a lump sum relocation allowance of $30,000.

Equity Incentive Arrangement

At the time of Ms. Jozwick’s retention as Chief Merchandise Officer for the Wet Seal division, Ms. Jozwick received options to acquire 90,000 shares of the Company’s Class A Common Stock. The options vest in equal tranches over a three year period beginning on May 2, 2007. In addition, Ms. Jozwick received 30,000 restricted shares of the Company’s Class A Common Stock. The restricted shares will vest in three equal annual installments beginning on May 2, 2007.

Termination Payment/Rights

Ms. Jozwick’s employment may be terminated by us or by Ms. Jozwick at any time, subject to the terms and conditions of the Jozwick Agreement. The respective rights and obligations of Ms. Jozwick and the Company depend upon the party that initiates the termination and the reasons for the termination.

In the event of the termination of Ms. Jozwick’s employment without “cause” (as such term is defined in the Jozwick Agreement), Ms. Jozwick shall be entitled to receive severance pay in an amount equal to six (6) months base compensation payable in equal bi-monthly installments over a period of six (6) months. Ms. Jozwick shall not be entitled to any additional payments in connection with termination.

In the event of the termination of Ms. Jozwick’s employment for “cause” or her resignation without “good reason” (as such terms are defined in the Jozwick Agreement), or her employment is terminated as a result of her

“disability” (as such term is defined in the Jozwick Employment Agreement) or her death, Ms. Jozwick will receive (i) accrued but unpaid salary, (ii) payment for unreimbursed expenses and (iii) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon delivering a separation agreement and general release that is acceptable to the Company.

Change of Control Payment

The Jozwick Agreement provides that in the event of a “change of control” (as such term is defined in the Jozwick Agreement) of the Company and Ms. Jozwick is terminated, Ms. Jozwick shall be entitled to receive severance pay in an amount equal to six (6) months base compensation, payable in equal bi-monthly installments over a period of six (6) months.

Pursuant to the terms our 2005 Stock Incentive Plan, in the event of a “change of control” (as such term is defined therein), all of Ms. Jozwick’s unvested stock options and restricted shares that were issued under our 2005 Stock Incentive Plan will vest immediately.

TABLES OF POTENTIAL PAYMENTS UPON

TERMINATION OR A CHANGE OF CONTROL

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of February 3, 2007. The terms and conditions of the post employment and change of control provisions for each of the named executive officers are described in detail above in “Summary of Employment Agreements and Potential Payments Upon a Change of Control”.

JOEL N. WALLER

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)(3)
Termination without Cause	$654,538	$2,592,000
Death or Disability	—	$2,592,000
Expiration of the Employment Agreement without similar offer of employment	—	—
With Cause or Without Good Reason	—	—
With Good Reason	$654,538	$2,592,000
Change of control	$654,538	$8,895,999

(1)	Pursuant to the terms of the Waller Agreement, as of February 3, 2007, upon his termination without “cause,” with “good reason,” or upon a “change of control,” Mr. Waller would be entitled to a lump-sum payment totaling $648,219, less applicable withholding taxes. Also pursuant to the terms of the Waller Agreement, upon Mr. Waller’s election to continue healthcare benefits through the Company, Mr. Waller would be entitled to a lump-sum health care payment from the Company totaling $6,319, less applicable withholding taxes.
(2)	The value of accelerated equity with respect to the performance shares of $2,592,000 is calculated as the product of (i) the 400,000 performance shares Mr. Waller would vest into if the Company’s stock price remained at the February 2, 2007 level through the eligible vesting period and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007.
(3)	The value of accelerated equity with respect to the performance shares of $7,776,000 is calculated as the product of (i) the 1,200,000 performance shares Mr. Waller would vest into and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007. The value of accelerated equity with respect to the stock options of $1,119,999 is calculated as the product of (i) the 333,333 stock options Mr. Waller would vest into and (ii) $3.36, which is the difference between $6.48 and the stock options exercise price of $3.12.

JOHN J. LUTTRELL

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)
Termination without Cause	$375,000	—
Death or Disability	—	$97,332
Expiration of the Employment Agreement without similar offer of employment	—	—
With Cause or Without Good Reason	—	—
With Good Reason	—	—
Change of control	—	$907,200

(1)	Pursuant to the Luttrell Agreement, as of February 3, 2007, upon his termination without “cause” Mr. Luttrell would be entitled to receive severance pay in a lump-sum payment equal to his then current base salary, less applicable withholding taxes, totaling $375,000.
(2)	The value of accelerated equity with respect to the restricted stock of $907,200 is calculated as the product of (i) the 140,000 shares of restricted stock Mr. Luttrell would vest into and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007. The value of accelerated equity with respect to the stock options of $97,332 is calculated as the product of (i) the 66,666 stock options Mr. Luttrell would vest into and (ii) $1.46, which is the difference between $6.48 and the stock options exercise price of $5.02.

GARY WHITE

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)
Termination without Cause	$450,000	—
Death or Disability	—	$131,700
Expiration of the Employment Agreement without similar offer of employment	—	—
With Cause or Without Good Reason	—	—
With Good Reason	—	—
Change of control	$450,000	$675,000

(1)	Pursuant to the White Agreement, upon his termination without “cause” or upon a “change in control”, Mr. White would be entitled to receive severance pay equal to one year of his then current base salary, less applicable withholding taxes, totaling $450,000.
(2)	The value of accelerated equity with respect to the performance shares of $648,000 is calculated as the product of (i) the 100,000 performance shares Mr. White would vest into and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007. The value of accelerated equity with respect to stock options of $131,700 upon Mr. White’s death or disability is calculated as the product of (i) the 40,000 stock options Mr. White would vest into under the 2000 Stock Incentive Plan and (ii) $3.09, which is the difference between $6.48 and the stock options exercise price of $3.39, plus the product of (i) the 10,000 stock options Mr. White would vest into under the 1996 Long-Term Incentive Plan and (ii) $0.81, which is the difference between $6.48 and the stock options exercise price of $5.67. The value of accelerated equity with respect to stock options of $27,000 upon a “change of control” is calculated as the product of (i) the 150,000 stock options Mr. White would vest into under our 2005 Stock Incentive Plan and (ii) $0.18, which is the difference between $6.48 and the stock options exercise price of $6.30.

GREGORY S. GEMETTE

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)
Termination without Cause	$200,000	—
Death or Disability	—	—
Expiration of the Employment Agreement without similar offer of employment	—	—
With Cause or Without Good Reason	—	—
With Good Reason	$200,000	—
Change of control	—	$834,600

(1)	Pursuant to the Gemette Agreement, upon his termination without “cause” or upon a “change in control”, Mr. Gemette would be entitled to receive severance pay, equal to six months of his then current base salary, less applicable withholding taxes, totaling $200,000.
(2)	The value of accelerated equity with respect to the restricted stock of $777,600 is calculated as the product of (i) the 120,000 shares of restricted stock Mr. Gemette would vest into and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007. The value of accelerated equity with respect to stock options of $57,000 is calculated as the product of (i) the 50,000 stock options Mr. Gemette would vest into and (ii) $1.14, which is the difference between $6.48 and the stock options exercise price of $5.34.

DYAN JOZWICK

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)
Termination without Cause	$200,000
Death or Disability	—	—
Expiration of the Employment Agreement without similar offer of employment	—	—
With Cause or Without Good Reason	—	—
With Good Reason	—	—
Change of control	$200,000	$264,600

(1)	Pursuant to the Jozwick Agreement, upon her termination without “cause” or upon a “change in control”, Ms. Jozwick would be entitled to receive severance pay equal to six months of her then current base salary, less applicable withholding taxes, totaling $200,000.
(2)	The value of accelerated equity with respect to the restricted stock of $194,400 is calculated as the product of (i) the 30,000 shares of restricted stock Ms. Jozwick would vest into and (ii) $6.48, which was the Company’s closing common stock price on February 2, 2007. The value of accelerated equity with respect to the stock options of $70,200 is calculated as the product of (i) the 90,000 stock options Ms. Jozwick would vest into and (ii) $0.78, which is the difference between $6.48 and the stock options exercise price of $5.70.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A Common Stock for (i) each person known to the Company to have beneficial ownership of more than 5% of the Company’s Class A Common Stock and (ii) each of the Company’s directors and each executive officer named in the Summary Compensation Table. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock shown below as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o The Wet Seal, Inc. 26972 Burbank, Foothill Ranch, California 92610.

As of April 16, 2007, there were 96,048,226 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock issued and outstanding. While the Company has 2,167 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Except for information based upon Schedules 13D or 13G filed with the Securities and Exchange Commission, as indicated in the footnotes, beneficial ownership is stated as of April 16, 2007.

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock
FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	9,561,567	10.0%
Prentice Capital Management, LP (2) 623 Fifth Avenue, 32nd Floor New York, NY 10022	7,364,862	7.3	%(3)
Wells Fargo & Company (4) 420 Montgomery Street San Francisco, CA 94163	6,269,195	6.5%
S.A.C. Capital Associates, LLC (5) c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06902	5,888,049	5.9	%(3)
Riverview Group, LLC (6) c/o Millenium Management, L.L.C. 666 Fifth Avenue New York, NY 10103	5,402,811	5.6	%(3)
Barclays Global Investors NA (7) 45 Fremont Street San Francisco, CA 94105	4,628,347	4.8%

Named Executive Officers and Directors
Jonathan Duskin (8)	66,000	*
Gregory S. Gemette (9)	126,667	*
Sidney M. Horn (10)	225,000	*
Dyan Jozwick (11)	150,000	*
Harold D. Kahn (12)	246,716	*
John J. Luttrell (13)	210,834	*
Jennifer Pritchard	92,000	*
Kenneth M. Reiss (14)	265,000	*
Alan Siegel (15)	248,250	*
Joel N. Waller (16)	2,070,710	2.1%
Gary White (17)	108,900	*
Henry D. Winterstern (18)	635,000	*
Michael Zimmerman (1) (19)	7,430,862	7.3	%(3)
All Named Executive Officers and Directors as a group (13 individuals) (15)	11,875,939	12.3%

*	Less than 1%
(1)	As reported in Amendment No. 1 to Schedule 13G dated March 12, 2007, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,561,567 shares of the Company’s Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 9,561,567 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.
(2)	As reported in Amendment No. 5 to a Schedule 13D dated December 28, 2006, (i) Prentice Capital Management, LP (“Prentice Capital Management”) may be deemed to beneficially own 7,364,862 shares of the Company’s Class A Common Stock (including 5,052,453 shares issuable upon exercise of warrants), (ii) Prentice Capital GP, LLC (“Prentice Capital GP”) may be deemed to beneficially own 747,526 shares of the Company’s Class A Common Stock (representing warrants initially exercisable into 583,432 shares of the Company’s Class A Common Stock and 1,427 shares of the Company’s Class A Common Stock), (iii) Michael Zimmerman may be deemed to beneficially own 7,364,862 shares of the Company’s Class A Common Stock (including 5,052,453 shares of the Company’s Class A Common Stock issuable upon exercise of warrants) and (iv) Charles Phillips may be deemed to beneficially own 2,236,905 shares of the Company’s Class A Common Stock (including 558 shares of Series C Convertible Preferred Stock that are initially convertible into 186,000 shares of the Company’s Class A Common Stock and warrants and secured convertible notes initially exercisable into 2,050,238 shares of the Company’s Class A Common Stock and 667 shares of Class A Common Stock). Prentice Capital Management serves as investment manager to Prentice Capital Offshore and manages certain investments for S.A.C. Capital Associates, LLC (“SAC”). Prentice Capital GP is the general partner of Prentice Capital Partners QP, Prentice Capital Partners and certain other entities (such certain other entities together with SAC, the “Managed Accounts”) and, except in limited circumstance, has voting and dispositive authority over the Company’s Class A Common Stock owned by those entities. Mr. Zimmerman controls Prentice Capital Management, Prentice Capital GP and Prentice Management GP. Each of Prentice Capital Management, Prentice Capital GP, Prentice Management GP and Mr. Zimmerman disclaim beneficial ownership of any of the securities. Mr. Phillips is a principal officer of Prentice Capital Management and Prentice Capital GP and does not have any investment or voting power with respect to the securities held by Prentice Capital Partners, Prentice Capital Partners QP, Prentice Capital Offshore or the Managed Accounts. Each of Prentice Capital Partners, Prentice Capital Partners QP, Prentice Capital Offshore and Mr. Phillips disclaims beneficial ownership of any of these securities not held by it.
(3)	Each Reporting Person, if a holder of secured convertible notes, Series C Convertible Preferred Stock or warrants, is prohibited from converting or exercising any of such securities if as a result such reporting person would beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) more than 9.99% of the Company’s outstanding Class A Common Stock pursuant to an ownership limitation set forth in the document evidencing the respective securities.
(4)	As reported in a Schedule 13G dated December 31, 2006 and filed on January 25, 2007.
(5)

As reported in Amendment No. 2 to Schedule 13G dated December 31, 2006 and filed on February 14, 2007, SAC Capital Advisors, SAC Capital Management, and Mr. Cohen own directly no shares of the Company’s Class A Common Stock. Pursuant to investment agreements, each of SAC Capital Advisors and

SAC Capital Management share all investment and voting power with respect to the securities held by SAC Capital Associates. Prentice Capital Management manages various investments of SAC Capital Associates, including the SAC Capital Associates’ investments in the Company and has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the Company’s Class A Common Stock that SAC Capital Associates may be deemed to beneficially own as of the date of its Amendment No.2 to Schedule 13G. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen may be deemed to own beneficially 5,888,059 shares of the Company’s Class A Common Stock which includes warrants held by SAC Capital Associates to purchase 3,579,239 shares of the Company’s Class A Common Stock.

(6)	As reported in Amendment No.2 to Schedule 13G dated December 31, 2006 and filed on February 14, 2007, Riverview Group, LLC, a Delaware limited liability company (“Riverview”) held: 3,111,1111 shares of the Company’s Class A Common Stock currently issuable to Riverview upon the conversion of a 3.76% Secured Convertible Note due January 14, 2012 in the original principle amount of $4,666,667 (the “Note”); and 2,246,700 shares of the Company’s Class A Common Stock currently issuable to Riverview upon the exercise of the warrant. As of December 31, 2006, Millenco, L.L.C., a Delaware limited liability company (“Millenco”), formerly known as Millenco, L.P., a Delaware limited partnership, held 87,150 shares of the Company’s Class A Common Stock. Riverview has an open short position of 4,284,173 shares of the Company’s Class A Common Stock, which position is not netted against the data provided herein for the purpose of determining the number of shares beneficially owned by any of the Reporting Persons. Millenco has an open short position of 839,211 shares of the Company’s Class A Common Stock, which position is not netted against the data provided herein for the purpose of determining the number of shares beneficially owned by any of the Reporting Persons. The managing member of Riverview is Integrated Holding Group, L.P., a Delaware limited partnership (“Integrated Holding Group”) and consequently may be deemed to be the beneficial owner of any shares held by Riverview. Millennium Management, L.L.C., a Delaware limited liability company (“Millennium Management”), is the managing partner of Integrated Holding Group and the manager of Millenco and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Integrated Holding Group and Millenco, as the case may be. Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by any of Integrated Holding Group, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview. Millennium Partners, L.P., Millennium SMC LLC and Millennium SMC (Cayman) Ltd. are limited partners of Integrated Holding Group. As such, Millennium Partners, L.P., Millennium SMC LLC and Millennium SMC (Cayman) Ltd. do not have investment or voting control over Integrated Holding Group or its securities position. Integrated Holding Group is a non managing member of Millenco. As such, Integrated Holding Group has no investment or voting control over Millenco or its securities positions.
(7)	As reported in Schedule 13G dated December 31, 2006 and filed on January 23,2007, Barclays Global Investors, NA (“Barclays Global”) and Barclays Global Funds Advisors may be deemed to be the beneficial holders of 4,628,348 shares of the Company’s Class A Common Stock.
(8)	Includes 66,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.
(9)	Includes (i) 110,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights and (ii) 16,667 shares of the Company’s Class A Common Stock issuable upon the exercise of options within 60 days of April 16, 2007.
(10)	Includes 100,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.
(11)	Includes (i) 120,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights and (ii) 30,000 shares of the Company’s Class A Common Stock issuable upon the exercise of options within 60 days of April 16, 2007.
(12)	Includes 100,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.

(13)	Includes (i) 177,500 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights and (ii) 33,334 shares of the Company’s Class A Common Stock issuable upon the exercise of options within 60 days of April 16, 2007.
(14)	Includes 100,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.
(15)	Includes 100,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights and (ii) 80,750 shares of the Company’s Class A Common Stock issuable upon the exercise of options within 60 days of April 16, 2007.
(16)	Includes 800,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights and (ii) 333,334 shares of the Company’s Class A Common Stock issuable upon the exercise of options within 60 days of April 16, 2007.
(17)	Includes 37,500 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights
(18)	Includes 250,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.
(19)	Includes 66,000 restricted shares of the Company’s Class A Common Stock which are subject to vesting restrictions but have voting rights.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the following year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Audit services are services rendered by the independent auditors for the audit of financial statements and review of financial statements included in the Company’s Quarterly Report on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. In addition, the independent auditors engage in a review of the effectiveness of the Company’s internal control over financial reporting.

Audit-related services are for assurance and related services performed by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements.

Tax services include all services performed by the independent auditors for tax compliance, tax planning and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income and other tax issues.

Prior to engagement, our Audit Committee pre-approves these services by category of service. The fees are budgeted and our Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, our Audit Committee requires specific pre-approval before engaging the independent auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The fees incurred by the Company for Deloitte & Touche LLP’s services for fiscal year 2005 are set forth in the Company’s Proxy Statement dated May 3, 2006, including estimates which have been updated in this Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal 2006 are subject to subsequent adjustment if final amounts billed differ from the current estimates. During fiscal 2005 and 2006, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees

The aggregate fees incurred by the Company for Deloitte & Touche LLP’s audit of the Company’s annual financial statements, the issuance of consents, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit of the Company’s internal control over financial reporting and of the annual management assessment of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002) totaled $1,484,000 and $1,237,000 in fiscal 2005 and 2006, respectively.

Audit-Related Fees

The aggregate fees billed to the Company by Deloitte & Touche LLP for audit-related services totaled $21,000 and $17,000 in fiscal 2005 and 2006, respectively.

Tax Fees

The aggregate fees billed to the Company by Deloitte & Touch LLP for tax compliance, tax advice and tax planning services totaled $213,000 and $60,000 in fiscal 2005 and 2006, respectively.

All Other Fees

Other than the services described above, there were no other fees billed by Deloitte & Touche LLP for services rendered to the Company in fiscal 2005 and 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.wetsealinc.com.

Management of the Company has primary responsibility for preparing financial statements of the Company, including the Company’s internal controls, as well as the Company’s financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm, acting as the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and to issue a report thereon and as to management’s assessment of the effectiveness of internal control over financial reporting. In addition, the Audit Committee has retained PricewaterhouseCoopers to assist management with its review of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

In this context, the Audit Committee hereby reports as follows:

•

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2006 with the Company’s management and Deloitte & Touche LLP, an independent registered public accounting firm, acting as the Company’s independent auditors. Additionally, the Audit Committee has reviewed and discussed, with management and with Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

•

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied in The Wet Seal Inc.’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

•

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

•

Based on the review and discussion referred to in the three bullet points above, the Audit Committee recommended to our Board of Directors and our Board of Directors has approved that the audited financial statements of the Company for fiscal year 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee

For fiscal year 2006:

Kenneth M. Reiss (Chairman)

Jonathan Duskin

Sidney M. Horn

Henry D. Winterstern

The foregoing Report of the Audit Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon recommendation of the Audit Committee, our Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the independent auditors of the Company for the fiscal year 2007. Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year 2006.

Neither the Company’s Restated Certificate of Incorporation, as amended, nor its Bylaws, as amended, require that the stockholders ratify the selection of the Company’s independent auditors. The Company is doing so because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but may retain such independent auditors. Even if the appointment is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder require the filing of certain reports by officers, directors and beneficial owners of more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that during fiscal year 2006, all such filing requirements were satisfied by the Company’s officers, directors and ten percent stockholders.

OTHER MATTERS TO COME BEFORE THE 2007 ANNUAL MEETING

Our Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation or proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2008 ANNUAL MEETING

If a stockholder of the Company wishes to present a proposal for consideration at the next annual meeting of stockholders, the proposal must be received at the principal executive offices of the Company no later than December 14, 2007, to be considered for inclusion in the Company’s proxy statement and form of proxy for that annual meeting. A stockholder proposal will be considered untimely for consideration at the next annual meeting if it is not received by the Company at least 45 days prior to the date of the meeting.

Exhibit A

Charter of the Compensation Committee

of the Board of Directors of

The Wet Seal, Inc.

As ratified by the Board of Directors

March 27, 2007

I.	Purpose and Authority of the Committee

The Compensation Committee (the “Committee”) of the Board of Directors of The Wet Seal, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to (a) discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s executive officers, (b) administer the Company’s equity incentive plans for employees, (c) review the disclosures in Compensation Discussion and Analysis and produce an annual compensation committee report for inclusion in the Company’s proxy statement and (d) perform such other functions as the Board may from time to time assign to the Committee. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company and for administering the Company’s equity incentive plans for employees whether adopted prior to or after the date of adoption of this Charter (the “Stock Plans”).

II.	Composition of the Committee and Delegation

The Committee will consist of three or more members, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an “independent director” as defined under the NASDAQ Global Listing Standards, as they may be amended from time to time (the “Nasdaq Rules”), except as may otherwise be permitted by such rules and (ii) a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any such person does not qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting “qualified performance-based compensation” within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangement for which the Company will seek to so qualify. In such event, the Board shall appoint one or more “outside directors” to the Committee such as that it is comprised solely of two or more “outside directors” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

The Board will select members of the Committee who will be approved by a majority vote of the members of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

The Committee shall have the authority to delegate responsibilities listed herein to subcommittees of the Company if the Committee determines such delegation would be in the best interest of the Company.

III.	Committee Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

(a)	The Committee will have the final authority to determine the form and amount of compensation and internal equity considerations to be paid or awarded to the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”) and Divisional Presidents.

(b)	The CEO will have the authority to hire, retain, promote or terminate any employee whose salary is $250,000 or less in base annual pay regardless of Section 16(b) status under the Exchange Act.

(c)	The CEO will have authority to grant bonuses, stock options and restricted stock in accordance with the Compensation Committee Approved The Wet Seal, Inc. Total Compensation Matrix—CEO Authority.

(d)	The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the grant of all cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider, among other things: the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the CEO in prior years. The CEO may not be present during voting or deliberations concerning CEO compensation.

(e)	The Committee will annually review and approve the corporate goals and objectives relevant to executive officers’ 16(b) compensation. In light of these goals and objectives, the Committee will annually review the proposals of the CEO with respect to (i) salary paid to the executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers, (iii) the entering into, amendment or extension of any employment contract or similar arrangement with the executive officers, (iv) executive officers’ severance or change in control arrangement, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the executive officers’ compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO’s compensation.

(f)	The Committee will periodically review with the CEO, and make recommendations to the Board, with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to the adoption and approval of, and amendments to, all cash based incentive plans for senior executives.

(g)	The Committee will: (i) approve grants of stock, stock options or stock purchase rights to employees eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. Pursuant to Section 157 of the Delaware General Corporation Law, the Committee may delegate to the Company’s CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that such grants are within the limits established by Section 157 and by resolution of the Compensation Committee.

(h)	The Committee will periodically review the Company’s policies and procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

(i)	The Committee will exercise the powers of the Directors and perform such duties and responsibilities as may be assigned to a “committee”, this Committee or the Board under the terms of any incentive-compensation, equity-based, deferred compensation, or other plan in the Company’s executive benefit program.

(j)	The Committee will make periodic reports to the Board on its activities.

(k)	The Committee will approve settlements of employment related law suits exceeding $100,000.

(l)	The Committee will review and approve all employment agreements.

(m)	The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this Charter, the Company’s Restated Certificate of Incorporation and Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

(n)	The Committee will review and discuss with management the disclosures made in Compensation Discussion and Analysis prior to the filing of the Company’s annual report on Form 10-K and proxy statement for the annual meeting of stockholders, and recommend to the Board whether the Compensation Discussion and Analysis should be included in the Form 10-K and proxy statement.

IV.	Meetings

Meetings of the Committee will be held from time to time, but at least twice each year, in response to the needs of the Board or as otherwise determined by the Chairman of such Committee, and the Committee shall provide reports to the Board. The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

V.	Minutes

The Committee will maintain written minutes of its meetings, and will file such minutes with the books and records of the Company.

VI.	Removal

A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or the Nasdaq Global Market.

VII.	Annual Evaluation Procedures

The Committee shall on an annual basis evaluate its performance, which evaluation should among other things: (a) compare its performance with the requirements of this Charter, (b) evaluate its performance against its goals and objectives for the previous year, and (c) set forth its goals and objectives for the upcoming year. The evaluation should include a review and assessment of the adequacy of this Charter. The Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, the quality of the written materials and presentations and whether the number and length of meetings of the Committee were adequate for it to complete its work in a thorough and thoughtful manner.

The Committee shall report the results of its evaluation to the Board, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VIII.	Studies

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

IX.	Miscellaneous

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

PROXY	THE WET SEAL, INC.	PROXY
ANNUAL MEETING
Solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on May 22, 2007

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Joel N. Waller and John J. Luttrell, or either of them, as his or her true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Tuesday, May 22, 2007, at 10:00 a.m., Pacific Daylight time, and any adjournment or postponement thereof with respect to the following matters which are more fully explained in our Proxy Statement dated April 24, 2007, receipt of which is acknowledged by the undersigned.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL EIGHT NOMINEES AND FOR PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN OUR PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed on Reverse Side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE WET SEAL, INC.

May 22, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

20830000000000000000 4	052207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors - The Board recommends a vote FOR each of the following nominees:				2. Ratification of the Appointment of Deloitte & Touche LLP as independent auditors for fiscal	☐	☐	☐
		NOMINEES:		year 2007.
☐	FOR ALL NOMINEES	O	Jonathan Duskin
		O	Sidney M. Horn
☐	WITHHOLD AUTHORITY	O	Harold D. Kahn
	FOR ALL NOMINEES	O	Kenneth M. Reiss
		O	Alan Siegel
☐	FOR ALL EXCEPT	O	Joel N. Waller
	(See instructions below)	O	Henry D. Winterstern
		O	Michael Zimmerman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.